Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Disclosure of Nonpublic Holdings", "Other Service Providers" and "Financial Statements" in the Statement of Additional Information in Post-Effective Amendment No. 310 to the Registration Statement (Form N-1A No. 033-11387) of American Beacon Funds.

We also consent to the incorporation by reference therein of our reports dated December 29, 2017 with respect to the financial statements and financial highlights of American Beacon Balanced Fund, American Beacon Garcia Hamilton Quality Bond Fund, American Beacon International Equity Fund, American Beacon Large Cap Value Fund, American Beacon Mid-Cap Value Fund and American Beacon Small Cap Value Fund for the year ended October 31, 2017 included in the Annual Report (Form N-CSR) for 2017 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Dallas, Texas
February 22, 2018